EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Georgia-Pacific Corporation Long-Term Incentive Plan, of our report dated January 31, 2003 (except Note 7, as to which the date is March 28, 2003) with respect to the consolidated financial statements and schedule of Georgia-Pacific Corporation included in its Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.

Atlanta, Georgia June 27, 2003	/s/ERNST & YOUNG LLP